Exhibit 99

[ERNST & YOUNG LETTERHEAD]

April 16, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 16, 2004 of CytRx Corporation and are in agreement with the statements contained in the first, second, third and fourth sentences of the third paragraph on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young